Exhibit 99.1

SailPoint Announces Second Quarter 2019 Financial Results

•	Second quarter 2019 total revenue of $63.1 million, up 18% year-over-year
•	Second quarter 2019 subscription revenue of $33.7 million, or 53% of total revenue, up 40% year-over-year

AUSTIN, August 6, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the second quarter ending June 30, 2019.

“Our Q2 results were ahead of our guidance, with total revenue increasing 18% year-over-year, and we added 59 net new customers during the quarter,” said Mark McClain, SailPoint’s CEO and Co-founder. “We improved our focus and execution and saw ongoing strength across our partner ecosystem, with solid contribution from both tech partners and global system integrators. During the quarter, we hosted our highest-attended customer conference to date, Navigate, where we introduced new innovations that help our customers take their identity programs to the next level, and once again laid the foundation for the next generation of identity governance with SailPoint Predictive Identity. We remain confident that we are on a path that sets us up well for the future.”

Financial Highlights for Second Quarter 2019:

•

Revenue: Total revenue was $63.1 million, an 18% increase over Q2 2018. Subscription revenue was $33.7 million, a 40% increase over Q2 2018. License revenue and services and other revenue were $19.3 million and $10.0 million, respectively, and both were consistent with Q2 2018.

•

Operating Income (Loss): Loss from operations was $(10.1) million, compared to $(1.4) million in Q2 2018. Non-GAAP loss from operations was $(1.6) million, compared to non-GAAP income from operations of $5.0 million in Q2 2018.

•

Net Income (Loss): Net loss was $(9.2) million, compared to $(1.0) million in Q2 2018. Net loss available to common stockholders per basic and diluted share was $(0.10) compared to $(0.01) in Q2 2018. In the current period, the Company revised its presentation of “Non-GAAP net income (loss)” in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation (“C&DI”) 102.11 as discussed below in the section under the heading “Non-GAAP Income Tax Expense (Benefit).” Non-GAAP net loss was $(1.3) million compared to non-GAAP net income of $4.5 million in Q2 2018 (or non-GAAP net loss of $(3.3) million in Q2 2019 compared to non-GAAP net income of $3.0 million in Q2 2018, under the Company’s historical calculation methodology). Non-GAAP net loss per basic and diluted share was $(0.01) compared to non-GAAP net income per diluted share of $0.05 in Q2 2018 (or non-GAAP net loss per basic and diluted share of $(0.04) in Q2 2019 compared to non-GAAP net income per diluted share of $0.03 in Q2 2018, under the Company’s historical calculation methodology).

•	Adjusted EBITDA: Adjusted EBITDA was $(0.7) million, compared to $4.9 million in Q2 2018.

The tables included in this press release present reconciliations of non-GAAP income (loss) from operations to GAAP loss from operations, non-GAAP net income (loss) to GAAP net loss, non-GAAP to GAAP weighted average shares outstanding and adjusted EBITDA to GAAP net loss, each for the three and six months ended June 30, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Non-GAAP Income Tax Expense (Benefit):

In the current period, the Company revised its presentation of “Non-GAAP net income (loss)” to include an income tax adjustment, calculated using an estimated effective income tax rate, that is commensurate with our “Non-GAAP pre-tax income (loss),” in accordance with C&DI 102.11. Correspondingly, we have also revised the previously reported comparative periods to align with the revised method and provided a footnote notation. The change has no impact on tax liability or cash flows. Additional information is provided below in the section under the heading “Non-GAAP Financial Measures.” The following table summarizes the impact of C&DI 102.11 on the Company’s reported and forecasted non-GAAP net income (loss) per common share:

	Actual		Forecasted
	Three Months Ended		Year Ending
	March 31, 2019	June 30, 2019	December 31, 2019 (1)
	(In thousands, except per share data)
Non-GAAP income tax expense (benefit) - revised method (2)	$466	$(308)	$5,100
Cash income taxes paid - historical method	210	1,739	2,000
Impact of revised method on non-GAAP income tax expense (benefit)	$256	$(2,047)	$3,100

Non-GAAP weighted average outstanding common shares (3)	88,295	88,767	93,000

Non-GAAP net income (loss) per common share - revised method	$(0.00)	$(0.01)	$0.13
Non-GAAP net income (loss) per common share - historical method	(0.00)	(0.04)	0.15
Impact of revised method on non-GAAP net income (loss) per common share	$(0.00)	$0.03	$(0.02)

(1)	Forecasted represents the midpoint of our guidance set forth below under the heading “Financial Outlook.”
(2)

Effect of tax associated with the non-GAAP adjustments, as cited in the “Reconciliation of Non-GAAP Net Income (Loss),” relates to the difference between the non-GAAP income tax expense (benefit) and the GAAP income tax expense (benefit) per the “Condensed Consolidated Statements of Operations.”

(3)

In periods when the Company recognizes a net loss, the Company excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an antidilutive effect. Accordingly, during the three months ended March 31, 2019 and June 30, 2019 basic and diluted weighted average outstanding common shares were equivalent. For the Forecasted full year ending December 31, 2019 fully diluted weighted average outstanding common shares were calculated.

Financial Outlook:

For the third quarter of 2019, SailPoint expects:

•	Revenue in the range of $69.5 million to $71.0 million
•	Non-GAAP income from operations in the range of $3.0 million to $3.5 million
•

Non-GAAP net income per diluted common share of $0.02, based on estimated non-GAAP income tax expense of $0.6 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2019, SailPoint now expects:

•	Revenue in the range of $278.5 million to $281.5 million
•	Non-GAAP income from operations in the range of $18.0 million to $19.0 million
•

Non-GAAP net income per diluted common share in the range of $0.12 to $0.13, based on estimated non-GAAP income tax expense of $5.1 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles and severance expense of certain key executives. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, August 6, 2019, at 5:00 p.m. Eastern Time to discuss its second quarter 2019 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at  https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on August 20, 2019. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13692212. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) available to common stockholders per basic share and per diluted share and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt), as well as amortization of debt issuance costs, asset base (depreciation and amortization), income taxes, purchase accounting adjustments, severance expense of certain key executives and stock-based compensation expense.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income (loss) from operations.  SailPoint believes that the use of non-GAAP income (loss) from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income (loss) from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles and (iii) severance expense of certain key executives.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common stockholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net loss excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs, (iv) expenses related to call protection on early payment of debt, (v) severance expense of certain key executives and (vi) adjusting for the effect of income taxes associated with the non-GAAP adjustments. SailPoint defines non-GAAP net income (loss) available to common stockholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares.

In previously reported non-GAAP net income (loss), GAAP income tax expense (benefit) was added back and cash paid for income taxes was deducted from the GAAP net income (loss) to derive non-GAAP net income (loss). During the current quarter, we modified our methodology to reflect the income tax impact of non-GAAP income (loss) adjustments. Correspondingly, SailPoint revised the previously presented comparative periods to align with this revised methodology. SailPoint revised its presentation of non-GAAP net income (loss) to include the effect of income taxes associated with the non-GAAP adjustments, calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments, which include stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, expenses related to call protection on early payment of debt and severance expense of certain key executives. Due to the differences described, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net loss adjusted to exclude stock-based compensation expense, amortization and depreciation, purchase accounting adjustments, severance expense of certain key executives, net interest (income) expense and income taxes.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers, including larger organizations; our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our business plan and beliefs and objectives for future operations; trends associated with our industry and potential market; benefits associated with use of our platform and services; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of our platform and solutions; our ability to compete successfully against current and future competitors; our ability to further develop strategic relationships; our ability to achieve positive returns on investments; our plans to acquire complementary businesses, products or technology; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to timely and effectively scale and adapt our existing technology, our ability to increase our revenue, our revenue growth rate and gross margin; our ability to generate sufficient revenue to achieve and sustain profitability; our future financial performance, including trends in revenue, cost of revenue, operating expenses, other income and expenses, income taxes, billings and customers; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; our ability to raise capital and the loans of those financings; our ability to attract, train and retain qualified employees and key personnel; our ability to maintain and benefit from our corporate culture; our ability to successfully identify, acquire and integrate companies and assets; our ability to successfully enter new markets and manage our international expansion; and our ability to maintain, protect and enhance our intellectual property and not infringe upon others’ intellectual property. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, (ii) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 8, 2019 and (iii) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 6, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 8 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Brian Denyeau

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands, except per share data)
	(Unaudited)
Revenue
Licenses	$19,333	$19,620	$38,002	$36,428
Subscription	33,711	24,110	65,546	46,615
Services and other	10,010	9,926	20,089	19,554
Total revenue	63,054	53,656	123,637	102,597
Cost of revenue
Licenses (1)	1,015	1,260	2,074	2,398
Subscription (1)(2)	6,315	4,919	12,128	9,577
Services and other (2)	8,379	7,197	16,376	14,171
Total cost of revenue	15,709	13,376	30,578	26,146
Gross profit	47,345	40,280	93,059	76,451
Operating expenses
Research and development (1)(2)	13,398	10,115	26,170	19,877
General and administrative (2)	8,490	7,743	17,627	15,400
Sales and marketing (1)(2)	35,536	23,774	66,024	46,233
Total operating expenses	57,424	41,632	109,821	81,510
Loss from operations	(10,079)	(1,352)	(16,762)	(5,059)
Other expense, net:
Interest income (expense), net	261	(2,800)	272	(3,978)
Other, net	(306)	(569)	(723)	(716)
Total other expense, net	(45)	(3,369)	(451)	(4,694)
Loss before income taxes	(10,124)	(4,721)	(17,213)	(9,753)
Income tax (expense) benefit	927	3,742	(374)	6,472
Net loss	$(9,197)	$(979)	$(17,587)	$(3,281)
Net loss available to common stockholders	$(9,197)	$(979)	$(17,587)	$(3,281)
Net loss per share
Basic	$(0.10)	$(0.01)	$(0.20)	$(0.04)
Diluted	$(0.10)	$(0.01)	$(0.20)	$(0.04)
Weighted average shares outstanding
Basic	88,767	86,246	88,533	85,984
Diluted	88,767	86,246	88,533	85,984

(1)	Includes amortization of acquired intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands)
Cost of revenue – license	$1,008	$1,008	$2,016	$2,016
Cost of revenue – subscription	96	96	192	192
Research and development	159	34	318	68
Sales and marketing	1,068	1,068	2,136	2,136
Total amortization of acquired intangibles	$2,331	$2,206	$4,662	$4,412

(2)	Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands)
Cost of revenue – subscription	$284	$255	$566	$376
Cost of revenue – services and other	388	354	767	729
Research and development	919	652	1,888	1,293
General and administrative	1,646	1,706	3,050	4,046
Sales and marketing	1,782	1,215	3,618	2,877
Total stock-based compensation expense	$5,019	$4,182	$9,889	$9,321

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2019	December 31, 2018
	(In thousands, except share data)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$93,049	$70,964
Restricted cash	6,303	6,272
Accounts receivable	70,613	101,469
Prepayments and other current assets	23,289	21,850
Total current assets	193,254	200,555
Property and equipment, net	21,524	19,268
Right-of-use assets	31,330	—
Other non-current assets	22,973	20,374
Goodwill	219,377	219,377
Intangible assets, net	70,198	74,860
Total assets	$558,656	$534,434
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,444	$4,636
Accrued expenses and other liabilities	21,768	21,731
Income taxes payable	591	2,143
Deferred revenue	95,496	95,919
Total current liabilities	121,299	124,429
Deferred tax liability - non-current	4,142	4,142
Long-term operating lease liabilities	38,813	9,788
Deferred revenue - non-current	19,928	18,382
Total liabilities	184,182	156,741
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	391,841	377,473
(Accumulated deficit) retained earnings	(17,376)	211
Total stockholders' equity	374,474	377,693
Total liabilities and stockholders’ equity	$558,656	$534,434

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2019	June 30, 2018
	(In thousands)
	(Unaudited)
Operating activities
Net loss	$(17,587)	$(3,281)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	6,890	5,278
Amortization of debt issuance costs	51	191
Amortization of contract acquisition costs	4,691	3,401
Loss on modification and partial extinguishment of debt	—	1,536
Gain on disposal of fixed assets	(21)	(48)
Bad debt expense	89	175
Stock-based compensation expense	9,609	9,255
Operating leases, net	443	—
Net changes in operating assets and liabilities
Accounts receivable	30,767	17,869
Prepayments and other current assets	(6,131)	(4,869)
Other non-current assets	(1,820)	(655)
Accounts payable	(1,192)	663
Accrued expenses and other liabilities	(3,531)	(10,024)
Income taxes	(1,552)	(7,529)
Deferred revenue	1,123	14,645
Net cash provided by operating activities	21,829	26,607
Investing activities
Purchase of property and equipment	(3,623)	(1,405)
Proceeds from sale of property and equipment	17	8
Net cash used in investing activities	(3,606)	(1,397)
Financing activities
Debt issuance costs	(829)	—
Repayment of debt	—	(60,000)
Prepayment penalty and fees	—	(300)
Repurchase of equity shares	—	(1)
Proceeds from employee stock purchase plan contributions	2,926	—
Exercise of stock options	1,796	893
Net cash provided by (used in) financing activities	3,893	(59,408)
Net increase (decrease) in cash, cash equivalents and restricted cash	22,116	(34,198)
Cash, cash equivalents and restricted cash, beginning of period	77,236	116,127
Cash, cash equivalents and restricted cash, end of period	$99,352	$81,929

RECONCILIATION OF NON-GAAP INCOME (LOSS) FROM OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands)
Loss from operations	$(10,079)	$(1,352)	$(16,762)	$(5,059)
Add back:
Stock-based compensation expense (1)	5,019	4,182	9,889	9,321
Amortization of acquired intangibles	2,331	2,206	4,662	4,412
Severance expense of certain key executives (2)	1,126	—	1,126	—
Non-GAAP income (loss) from operations	$(1,603)	$5,036	$(1,085)	$8,674

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Severance expense of certain key executives includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018 (1)	June 30, 2019 (1)	June 30, 2018 (1)
	(In thousands, except per share data)
Net loss on a GAAP basis	$(9,197)	$(979)	$(17,587)	$(3,281)
Add back:
Stock-based compensation expense (2)	5,019	4,182	9,889	9,321
Amortization of acquired intangibles	2,331	2,206	4,662	4,412
Amortization of debt issuance costs (3)	41	1,619	51	1,727
Expenses related to call protection on early payment of debt	—	300	—	300
Severance expense of certain key executives (4)	1,126	—	1,126	—
Effect of income taxes associated with the above adjustments (5)	(619)	(2,864)	216	(4,579)
Non-GAAP net income (loss)	$(1,299)	$4,464	$(1,643)	$7,900
Non-GAAP net income (loss) per common share
Basic	$(0.01)	$0.05	$(0.02)	$0.09
Diluted	$(0.01)	$0.05	$(0.02)	$0.09
Non-GAAP weighted average number of common shares outstanding
Basic	88,767	86,246	88,533	85,984
Diluted	88,767	89,873	88,533	89,473

(1)

Beginning Q2 2019, we modified our methodology to reflect the income tax impact of non-GAAP income adjustments. Comparative historical period amounts have been revised to conform to the current period methodology. For more information regarding the calculation revision, see the sections under the heading “Non-GAAP Financial Measures” and “Non-GAAP Income Tax Expense (Benefit).”

(2)	Stock-based compensation expense includes employer related payroll tax expense.
(3)	Amortization of debt issuance costs includes approximately $1.5 million of loss on the modification and partial extinguishment of debt for the three and six months ended June 30, 2018.
(4)	Severance expense of certain key executives includes employer related payroll tax expense.
(5)

As discussed in “Non-GAAP Financial Measures,” effect of income taxes associated with the adjustments in non-GAAP income (loss) relates to the impact of non-GAAP income (loss) adjustments including stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, expenses related to call protection on early payment of debt and severance expense of certain key executives. Due to the modification methodology described in footnote 1 above, we revised the previously presented comparative periods to align with the revised method. The GAAP effective tax rates were 2.2% and (66.4)% for the six months ended June 30, 2019 and 2018, respectively, compared to non-GAAP effective tax rates of (10.2%) and 17.5% for the six months ended June 30, 2019 and 2018, respectively.

Reconciliation of non-GAAP weighted average OUTSTANDING COMMON SHARES

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted, on a GAAP basis
Basic	88,767	86,246	88,533	85,984
Diluted	88,767	86,246	88,533	85,984
Non-GAAP weighted average outstanding common shares
Basic	88,767	86,246	88,533	85,984
Effect of potentially dilutive securities	—	3,627	—	3,489
Diluted	88,767	89,873	88,533	89,473

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(In thousands)
Net loss	$(9,197)	$(979)	$(17,587)	$(3,281)
Stock-based compensation (1)	5,019	4,182	9,889	9,321
Amortization of acquired intangibles	2,331	2,206	4,662	4,412
Depreciation	1,256	445	2,228	866
Purchase price accounting adjustment (2)	—	19	—	32
Severance expense of certain key executives (3)	1,126	—	1,126	—
Interest (income) expense, net (4)	(261)	2,800	(272)	3,978
Income tax expense (benefit)	(927)	(3,742)	374	(6,472)
Adjusted EBITDA	$(653)	$4,931	$420	$8,856

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.
(3)	Severance expense of certain key executives includes employer related payroll tax expense.
(4)

Interest expense includes amortization of debt issuance costs, loss on the modification and extinguishment of debt and prepayment penalty. This includes approximately $1.5 million of loss on the modification and partial extinguishment of debt and approximately $0.3 million of prepayment penalties for the three and six months ended June 30, 2018.